Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-37224 on Form S-8 of our report dated June 21, 2004 relating to the consolidated financial statements of Air T Inc., appearing in this Annual Report on Form 10-K of Air T, Inc. for the year ended March 31, 2005.

s/ Deloitte & Touche LLP

Charlotte, North Carolina
June 15, 2005